NEWS RELEASE
FOR IMMEDIATE RELEASE

RUBY TUESDAY APPOINTS DAVID SKENA AS CHIEF MARKETING OFFICER

MARYVILLE, Tenn.--(BUSINESS WIRE)--July 21, 2015-- Ruby Tuesday, Inc. (NYSE: RT) today announced the appointment of David Skena as Chief Marketing Officer, effective today.

Skena is a seasoned and accomplished senior marketing executive with over twenty years of marketing and consulting experience in the consumer packaged goods and retail sectors with particular expertise in brand-building, campaign management, marketing and business strategy development, product innovation and promotions, and advertising and creative development, including digital and social media.

Over the past nine years, Skena progressed through PepsiCo, Inc. with increasing levels of responsibility, most recently serving as the Vice President of Premium and Value Brands, including Stacy’s Pita Chips and Smartfood popcorn, among others.  Skena has been recognized by Effie Worldwide for his role in developing effective advertising creative for various marketing campaigns.  Prior to PepsiCo, Skena served over six years at Kraft Foods, Inc. in brand management for multiple product lines.

In the Chief Marketing Officer role, Skena will be responsible for developing and implementing effective marketing strategies and initiatives to build brand awareness and customer loyalty through traditional media, digital and social channels, and other innovative platforms.

JJ Buettgen, Chairman, President and Chief Executive Officer stated “We are delighted to have Dave join the Ruby Tuesday team.  With his extensive strategy and marketing experience, along with his team-oriented leadership style, Dave will be a valued addition to our Executive Team and will help our marketing organization accelerate our brand transformation efforts.”

Ruby Tuesday, Inc.
News Release
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ABOUT RUBY TUESDAY

As of March 3, 2015, Ruby Tuesday, Inc. owned, operated and franchised nearly 740 Ruby Tuesday restaurants throughout the United States and in selected international locations.  Ruby Tuesday, Inc. also owns, operates and franchises 26 Lime Fresh brand restaurants.  Ruby Tuesday, Inc. is traded on the New York Stock Exchange (Symbol:  RT).

For more information contact:

Ruby Tuesday, Inc.
 (Corporate) Jill Golder 865-379-5700; (Analysts) Dominique Piccolo 865-379-5725

Special Note Regarding Forward-Looking Information

This press release contains various forward-looking statements, which represent our expectations or beliefs concerning future events, including one or more of the following:  future financial performance (including our estimates of growth in same-restaurant sales, average sales per restaurant, operating margins, expenses and other items), future capital expenditures, the effect of strategic initiatives (including statements relating to cost savings initiatives and the benefits of our television marketing), the opening or closing of restaurants by us or our franchisees, sales of our real estate or purchases of new real estate, future borrowings and repayments of debt, availability of financing on terms attractive to the Company, compliance with financial covenants in our debt instruments, payment of dividends, stock and bond repurchases, restaurant acquisitions, and changes in senior management and in the Board of Directors.  We caution the reader that a number of important factors and uncertainties could, individually or in the aggregate, cause our actual results to differ materially from those included in the forward-looking statements, including, without limitation, the following: general economic conditions; changes in promotional, couponing and advertising strategies; changes in our customers’ disposable income; consumer spending trends and habits; increased competition in the restaurant market; governmental laws and regulations, including those affecting labor and employee benefit costs, such as further potential increases in state and federally mandated minimum wages, and healthcare reform; the impact of pending litigation; customers’ acceptance of changes in menu items; changes in the availability and cost of capital; potential limitations imposed by debt covenants under our debt instruments; weather conditions in the regions in which Company-owned and franchised restaurants are operated; costs and availability of food and beverage inventory, including supply and delivery shortages or interruptions; significant fluctuations in energy prices; security breaches of our customers’ or employees’ confidential information or personal data or the failure of our information technology and computer systems; our ability to attract and retain qualified managers, franchisees and team members; impact of adoption of new accounting standards; impact of food-borne illnesses resulting from an outbreak at either one of our restaurant concepts or other competing restaurant concepts; and effects of actual or threatened future terrorist attacks in the United States.